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                              EXHIBIT 11.1
                       LAM RESEARCH CORPORATION
            STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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

                                                                  Three Months Ended
                                                        (in thousands except per share data)
                                                    -----------------------------------------------
                                                           March 31,                  March 31,
                                                             1996                       1995
                                                    -----------------------      ------------------
                                                                     Fully                   Fully
                                                    Primary         Diluted      Primary    Diluted
                                                    -------         -------      -------    -------

Net income                                          $38,649          $38,649     $24,793    $24,793

Add interest expense on convertible
  subordinated debentures, net of
  income tax effect                                                      880                    735
                                                    --------         -------     -------    -------
                                                    $38,649          $39,529     $24,793    $25,528
                                                    --------         -------     -------    -------
                                                    --------         -------     -------    -------

Average  shares outstanding                          27,335           27,325      26,766     26,766

Net effect of dilutive
  stock options                                         865              885       1,134      1,194

Assumed conversion of convertible
  subordinated debentures                                              2,640                  2,640
                                                    --------         -------     -------    -------
                                                      28,200          30,850      27,900     30,600
                                                    --------         -------     -------    -------
                                                    --------         -------     -------    -------
Net income per share                                   $1.37           $1.28       $0.89      $0.83
                                                    --------         -------     -------    -------
                                                    --------         -------     -------    -------


                                                                   Nine Months Ended
                                                        (in thousands except per share data)
                                                    ---------------------------------------------
                                                           March 31,               March 31,
                                                             1996                    1995
                                                    ------------------------  -------------------
                                                                     Fully                 Fully
                                                    Primary         Diluted    Primary    Diluted
                                                    --------        --------   -------    -------

Net income                                          $102,595        $102,595   $58,777    $58,777

Add interest expense on convertible
  subordinated debentures, net of
  income tax effect                                                    2,628                2,205
                                                    --------        --------   -------    -------
                                                    $102,595        $105,223   $58,777    $60,982
                                                    --------        --------   -------    -------
                                                    --------        --------   -------    -------

Average  shares outstanding                           27,327          27,327    25,808     25,811

Net effect of dilutive
  stock options                                          973             983     1,142      1,309

Assumed conversion of convertible
  subordinated debentures                                              2,640                2,640
                                                    --------        --------   -------    -------
                                                      28,300          30,950    26,950     29,760
                                                    --------        --------   -------    -------
                                                    --------        --------   -------    -------
Net income per share                                  $3.63            $3.40     $2.18      $2.05
                                                    --------        --------   -------    -------
                                                    --------        --------   -------    -------

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